                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          GOLDEN CHIEF RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                Kansas                                 No. 48-0846635
------------------------------------------    ----------------------------------
(State or other jurisdiction organization)    (IRS--Employer Identification No.)

                                   ----------

                        3109 Carlisle Dallas, Texas 75204
              -----------------------------------------------------
              (Address and Zip Code of principal executive offices)


                                James W. Landrum
                                  3109 Carlisle
                               Dallas, Texas 75204
                                 (214) 754-9162
            (Name, address and telephone number, including area code,
                              of agent for service)


CALCULATION OF REGISTRATION FEE

                                       Proposed Maximum   Proposed Maximum      Amount of
Title of Securities     Amount to be    Offering Price        Aggregate       Registration
 to be Registered       Registered        Per Share*      Offering Price*          Fee
-------------------     ------------   ----------------   ----------------    ------------
Common Stock (No         25,000,000        $0.012             $300,000           $ 71.70
par value)                Shares**

----------
* Estimated pursuant to rule 457, the offering price per unit was determined by taking the average of the bid and asked price for our common stock as of December 17, 2001.





                                December 20, 2001

                                     PART I
               INFORMATION REQUIRED IN SECTION 10(a) OF PROSPECTUS

ITEM 1. INFORMATION

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.


ITEM 2. REGISTRANT INFORMATION AND ANNUAL INFORMATION

Upon written or oral request, any of the documents incorporated by reference in
Item 3 of Part II of this Registration Statement, any of the other documents required to be delivered to recipients and any additional information is available without charge by contacting:

                          Golden Chief Resources, Inc.
                                  3109 Carlisle
                               Dallas, Texas 75204
                                 (214) 754-9160
                           James W. Landrum, President

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed with the Commission by the Company for purposes of the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

1. The Company's Annual Report on Form 10-KSB for the year ended September 30, 2000;

2. The Company's Quarterly Report on Form 10-QSB for the three months ended December 31, 2000;

3. The Company's Quarterly Report on Form 10-QSB for the three months ended March 31, 2001;

4. The Company's Quarterly Report on Form 10-QSB for the three months ended June 30, 2001;

5. The Company's Report on Form 8-K filed with the Commission on or about December 18, 2001;

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part thereof.


ITEM 4. DESCRIPTION OF SECURITIES

Not Applicable


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

A. L. Vickers currently owns 60,000 shares of Registrant's common stock. He expects to receive shares from this registration to be determined by the Registrant's Board of Directors.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Certificate of Incorporation of the Company provides that all directors, officers, employees and agents of the Company shall be entitled to be indemnified by the Company to the fullest extent permitted by law. The Certificate of Incorporation also provides as follows:

The corporation shall, to the fullest extent permitted by the Act, as the same may be amended and supplemented, indemnify all directors, officers, employees, and agents of the corporation whom it shall have power to indemnify thereunder from and against any and all of the expenses, liabilities, or other matters referred to therein or covered thereby.

Such right to indemnification or advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee, or agent of the corporation, and shall inure to the benefit of the heirs, executives, and administrators of such persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any bylaw, agreement, vote of stockholders or of disinterested directors or otherwise. The corporation shall have the right to purchase and maintain insurance on behalf of its directors, officers, and employees or agents to the full extent permitted by the Act, as the same may be amended or supplemented.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. CONSULTANTS AND ADVISORS

Gene Maloney

Steve Owen

A. L. Vickers

ITEM 9. EXHIBITS

        Exhibit No.                    Title

           5.1          Opinion of A. L. Vickers, Esq.
           23.1         Consent of Robert Early & Company
           23.2         Consent of A. L. Vickers, Esq. (included in Exhibit 5.1)
           24.1         Power of Attorney (included on page 5)

ITEM 10. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:


(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to;

(i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed t hat which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) include any additional or changed material information with respect to the distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) or the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered the rein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of t he Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any act ion, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 20th day of December, 2001.

                                                    GOLDEN CHIEF RESOURCES, INC.
                                                            /s/ James W. Landrum
                                                            --------------------
                                                                James W. Landrum
                                                                       President


                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints James W. Landrum, singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director or officer of Golden Chief Resources, Inc.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ James W. Landrum                          December 20, 2001
--------------------                          Date
James W. Landrum
Chief Executive Officer, President


/s/ M. H. McIlvain                             December 20, 2001
------------------                             Date
M. H. McIlvain
Executive Vice President
Accounting Officer and Director

                               INDEX TO EXHIBITS


        EXHIBIT
          NO.           DESCRIPTION
        -------         -----------
           5.1          Opinion of A. L. Vickers, Esq.
           23.1         Consent of Robert Early & Company
           23.2         Consent of A. L. Vickers, Esq. (included in Exhibit 5.1)
           24.1         Power of Attorney (included on page 5)